Li3 Group, Inc.

Li3 Group is revolutionizing how cargos of Raw Materials in Physical Commodities like Oil, Coal, Copper and Lithium, for Power Plants, and Battery Storage, are bought, sold, sourced and delivered globally in the Physical Markets and Digitizing these Real-World Assets (RWA's).



Invest

$100 minimum investment

DEADLINE: December 31, 2024

in 3 months

SHARE PRICE

$2

TOTAL RAISED ON NETCAPITAL

$51,420

TOTAL RAISED THIS ROUND

$51,420

VALUATION THIS ROUND

$66,704,800

Reg CF offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

Li3 Group, Inc. was established in 2022 as a startup revolutionizing how cargos of all Raw Materials in Physical Commodities like Oil, Coal, Copper and Lithium, for Power Plants, and Battery Storage, are bought, sold, sourced and delivered globally. Li3 Group also aims to leverage blockchain technology in a unique investment alternative, providing access to participate in an Asset Class, that rarely most are exposed to, other than Smart Money Institutional Investors.

What game-changing solutions does Li3 Group bring?

Mission

Trading & Tokenization of Commodities and Mining with Real-World Assets via our Proprietary Exchange Platforms the Li3 Group **CMX™ & BMX™ Exchanges**, or via our Trade Name **DigitizeRWA™.**

General Overview

Li3 Group is revolutionizing how cargos of Raw Materials in Physical Commodities like Oil, Coal, Copper and Lithium, for Power Plants, and Battery Storage, are bought and sold.

We are in the Physical Commodities Trading business of supplying globally Raw Materials that eventually make every product you have seen or used at one point in life. **Li3 Group** in a unique powerful position to reap the benefits of our global reach and industry Know-How. Our Team Members have decades of experience, with established Trade Partners that are Suppliers and Producers, like Mining Operations, Energy Production of Coal and Oil, alongside our existing long-time relationships with our Exit Buyers and End-Users, like the Refineries, Power Producers, Cement and Steel Mills.

Our Arbitrage Spreads between the Buy and the Sell of such Commodities, carry a Collateral against most risks, allowing for profitability via contractual deliveries of the Raw Materials. We pave the way, giving you access to participate in an Asset Class, that rarely most are exposed to, other than Smart Money Institutional Investors.

Additionally, Li3 Group's innovative solutions to conventional Project Financing via its **Proprietary Digital Mining Project Financing Platform, for Digitizing Real-World Assets (RWA),** the **Battery Metals Mining Exchange (BMX™).** The **BMX ™** has a goal to meet the growing demand for Battery Metals, including Lithium, Copper, Cobalt, Nickel, and Graphite, with a new funding mechanism through Tokenization, to support the entire Mining Ecosystem for Electric Vehicle, Smartphone, and Power Storage Markets.

PROBLEM

The primary challenge faced by mining companies is securing the necessary funding for exploration, development, operation, expansion, and the adoption of new technologies. Traditional funding methods often fall short of meeting the financial demands of these projects, hindering their progress and growth. This causes Supply Chain deficits, including supply shortages, higher cost of goods, higher interest rates, and a lessening of GDP.

SOLUTION


Supply Chain Hub
A Physical Commodities Trading and Investing Ecosystem
Mining Companies
Investors
Energy Industry
Trade Finance Opportunities
CMX
Royalty Agreements
Streaming Agreements
Trading Physical Commodities
Trade Arbitrage
The Commodities Mining Exchange
(CMX™) via our
identifies
Commodities Transactions
funding, with the
of the Arbitrage Spread,
and Re-Selling the Cargos .
time, Investors and Shareholders
participate in the business that "Makes
the World Go Round".

Li3's Group's Revenue Models Current Competitive and Strategic Advantages:

- ***Investor Challenges***

From the Investor and Institution's standpoint, typically their only option in the past was to go through a brokerage and buy risky Commodity Futures. Rarely, the opportunity exists on the Raw Materials side of the Physical Asset Class, until now.

Unfortunately, this above Market Strategy did not give any participant access to sharing in the risks/rewards of specific Institutional Collateralized Commodities Transactions, and thus they had no ability or insight on how or where they could participate in such unique opportunities, until now, with access to The CMX™.

› ***The CMX™ Solution***

In contrast, the Commodities Mining Exchange (CMX™) via our Proprietary Platform, identifies specific lucrative Physical Commodities Transactions available for funding, with the ability to share in part of the Arbitrage Spread, when Buying and Re-Selling the Cargos

For the first time, Investors and Shareholders alike participate in the business that "Makes the World Go Round". Our Shareholders have access to global Supply Chain Commerce, typically reserved for large Institutions only. Li3 Group makes money by capturing an Arbitrage Spead between the Buy and the Sell, written in the Contract, and receive a Payment Guarantee via a Letter of Credit in our favor, while all along, we are holding Title to the Commodity, the entire time as Collateral, mitigating our risks throughout the transactions.

› ***Then Future Growth through The Battery Metal Exchange - The BMX™***

The Battery Metal Exchange (BMX™) via our Proprietary Platform is based on advanced Blockchain and Smart Contract technologies, alternative Mine Project Financing Structures, and Asset-Backed Tokenization to radically change the traditional Mining Investor Ecosystem.

› ***Real-World Assets***

Based on the innovations from our the CMX™ and the BMX™ Proprietary Platforms, we plan to expand the technology and architecture into the Digitization and Tokenization of other Real-World Assets (RWA's), including additional Metals and Minerals, Real Estate, Carbon Credits, and Off-Take Agreements, etc.

› ***Asset Backed Tokens***

Asset-Backed Tokens are Blockchain-based units of value that are pegged to Real-World Assets (RWA's), such as the share in the Mine Project Revenue Streams (like Royalty or Streaming Agreements) from actual Commodity Production, and even potentially, Tokenizing the Mining or Commodity Reserves.

This Asset Class may represent a large subcategory of Security Tokens and allow users to hold fractional ownership rights in a Digital form.

SUCCESS TO DATE

Li3 Group's Recent Innovative Developments and Milestones Reached in 2022-2024 Include:

- **Li3 Group** has **Seasoned Executive Management Team, Traders, and Existing Relationships with Trade Partners**.
- Collaborated with the **Government of Colombia's Mining Agencies** (800+ mines @ ANM). – www.anm.gov.cowww.acmineria.com.co
- Collaborated with **Indonesia's Ministry of Energy & Mineral Resources**. - www.esdm.go.id/en
- **Li3 Group** has signed a Joint Venture with **Mulcore Mineral of Indonesia**, with over a Dozen Nickel & Coal Mines to sell exclusively several monthly cargos of 50k MT each and a willingness to digitize the Mining Assets themselves through our Proprietary Platforms.
- **Li3 Group** aims to bring **Game-Changing Solutions** with our **Proprietary Physical Commodities Trade Financing Platform**, the **Commodities Mining Exchange (CMX™)** and our innovative solution to Conventional Project Financing via our **Proprietary Mining Project Financing Platform, that Tokenizes or Digitizes Real-World Assets (RWA)**, the **Battery Metals Mining Exchange (BMX™)**.
- **Li3 Group** has signed **Strategic Partnership** with **Blockchain leaders Fireblocks & Tokeny**. - www.fireblocks.com
- **BMX™'s "Readiness" is planned for mid/late 2024.**
- **Our Corporate Lawyer – Brown Rudnick**, has extensive Compliance/Regulatory Reports and Market Analysis completed with us through the **Chairperson of the Digital Assets Division in NYC**. - www.brownrudnick.com/people/clara-krivoy
- **Li3 Group is one of the First Movers to Market.**
- **Li3 Group** Servers are housed at the largest Secure Data Center with **TierPoint**. - www.tierpoint.com
- **Hosted a Live Webinar with Netcapital – *watch here!***

Mulcore

ENERGI DAN SUMBER DAYA MINERAL

AGENCIA NACIONAL DE MINERÍA

brownrudnick

tierpoint

antier
DECENTRALIZING THE WORLD

Fireblocks

tokeny
SOLUTIONS



"Li3 Group brings disruptive solutions to the antiquated Trade Finance and Project Financing Global Markets."

– David Macias
CEO

BUSINESS REVENUE MODELS

Li3's Group's Revenue Models Current Competitive and Strategic Advantages:

The LI3 Group CMX™, & BMX™ Exchange Platforms

Supply Chain Hub CMX ™, A Physical Commodities Trading and Investing Ecosystem. Proprietary Commodity Trading Li3 Group has a Physical Trading Platform for Commodity Trading, The CMX™.

Physical Commodities Trade Financing & Digital Platform, The **Commodities Mining Exchange (CMX ™)**, our Proprietary Platform provides a unique Trade Finance Hub for Investors, Mining Companies, Energy Providers, Manufacturers and Technology alike, with Significant Arbitrage Opportunities and Solutions for both Short-Term and Long-Term Off-Take Agreements.

The Commodities Mining Exchange (**CMX ™**) via our Proprietary Platform, identifies specific lucrative Physical Commodities Transactions in Energy, Battery Metals, and other Raw Materials available for funding, with the ability to share in part of the Arbitrage Spread, when Buying and Re-Selling the Cargos. For the first time, Investors and Shareholders alike participate in the business that "Makes the World Go Round".

How We Plan to Make Money:

1. **Traditional & Digitizing Offtake Agreements**
   Participate in Trade Finance and Arbitrage Spreads of Commodities Delivered via Production Supplies to End Buyers, originating from existing, established, long-term Trade Relationships.
2. **Brokerage Fees**
   Transaction Fees for a Suite of Services including:
   – Supporting Commodity Auctions
   – Project Tenders and RFP's
   – Market Intelligence
   – Sourcing Supplies and End Users

3. **Digitizing Real-World Assets with BMX™**
   The Battery Metal Exchange (**BMX ™**) is a Disruptive Digital Platform Connecting Battery Metal Mining Projects to Viable Funding Sources. The **BMX ™** uses Blockchain and Smart Contracts to meet the growing demand for Battery Metals, including Lithium, Copper, Cobalt, Nickel, and Graphite, a new funding mechanism through Tokenization, to support the entire Mining Ecosystem for Electric Vehicle, Smartphone, and Power Storage Markets.
4. **Digital Securities Tokens (STO's)**
   Percentage Benefit of each project investment via Asset-Backed Digital Tokens created onLi3 Group's Proprietary Platform via a Peer-to-Peer Marketplace (Anticipated Exchange & Licenses in 2024).

"The energy transition is going to be expensive. The mining and metals industry will need to invest US $1.7 trillion over the next 15 years for enough supply of copper, cobalt, nickel, & other critical metals."

Reuters

MARKET

Mining & Battery Minerals

- **$800 billion:** Projected alternative mine project financing requirements over the next 10 years.
- **$200 billion:** Projected Size of the Battery & Rare Earth Metals markets by 2030.
- **384:** Number of new Battery Metal mines that need to be built by 2035 to meet the growing demand for EV's, Energy Storage, & other Clean Tech technologies.

TEAM



David Macias
CEO

Mr. Macias is a 23-year Veteran in the Physical Trade & Sourcing at **Sunshine Energy and Commodities**, participating in Physical Bulk Cargos of Commodities like Crude Oil, Petcoke, Thermal and Metallurgical Coals, Iron Ore, and others. **Mr. Macias'** negotiations capabilities, combined with knowledge of Shipping and Logistics of these Raw Materials in Institutional size, give access to the Supply Chain end-user participants in various Refineries, Smelters, Steel Mills, and Power Plants Globally.

Previously served as Chairman and CEO of **Upower, Inc.**, where he developed and funded with **The World Bank**, Latin America's largest photovoltaic solar power plant in Honduras for $232mm in 2015, that eventually was sold to **FinnFund** (the sovereign wealth fund of Finland).

Mr. Macias brings 37+ years of Wall Street financial experience, serving as a Senior Vice President of several different **FINRA/SEC** broker-dealer firms where he managed $400,000,000+ in assets for over 3,500 Clients. **Mr. Macias** has raised over $50 million dollars in private capital raises, and participated in over 154 publicly traded companies since 1987. **Mr. Macias** was a registered and licensed brokerage Financial Advisor until 2013, retiring from the business as 75% Owner of a boutique investment bank and financial advisory brokerage firm **Pacific Pearl Group and Pangaea Capital** of Pasadena, CA and West Palm Beach, FL. Mr. Macias began his career in 1987 at Lehman Brothers. **Mr. Macias** served in various capacities as a Senior Vice President ("SVP") of several different FINRA member broker dealer firms, after receiving his Series 7 and 63 stock brokerage licenses. These included: **Shearson Lehman Hutton, D.H. Blair & Co., GKN Securities, Gruntal & Co., and Sterling Financial Investment Group**. In 1992, **Mr. Macias** was instrumental in the initial launch, creation, distribution, and capital raising efforts of a new exchange traded financial instrument and securities named a **"SPAC" (Special-Purpose Acquisition Companies)**, launching the first dozen **I.P.O.'s** in 1992-1993.



Jorge Aizcorbe
President

Mr. Aizcorbe, is a proven leader with 30 years as a Pioneer in the Solar Energy industry. Having worked as a Strategic Consultant, Investment Banker, and Investor, his divested set of experiences have provided the ability to fuse operational strategy and corporate finance to maximize value creation.

Mr. Aizcorbe was Managing Director at RedRock Energy Ventures, Inc.. and recently raised capital for the largest lithium brine project in the USA.

Mr. Aizcorbe has deployed several hundred Megawatts of successful utility scale projects to date, in addition to being Founder of Principal Solar, Inc..

Mr. Aizcorbe was former President of Upower, a renewable energy developer of Solar Projects Internationally focused on Utility-Scale Solar Plants.

Mr. Aizcorbe is an Investment Banker for over 30+ years. Worked at W.R. Grace & Co., one of the first true conglomerate corporations in the USA in Corporate Development and Merger & Acquisitions. **Mr. Aizcorbe** has structured numerous successful transactions for clients such as Madison Dearborn Partners, Bechtel Corporation, Chase Capital Partners, Scott's Miracle Grow, Hunt Corporation.

Mr. Aizcorbe assisted his family in the Real Estate development of communities, including Wellington (WPB) and Palm Beach Point.

Mr. Aizcorbe earned his B.A. from the University of Florida.

Mr. Macias was a recipient of the national 4-year full tuition **Rockefeller Group** Scholarship Program based on his academic achievements at Abraham Lincoln High School in Brooklyn, NY. **Mr. Macias** then graduated from Brooklyn College, a City University of New York, receiving a Bachelor of Science in Business, Management, and Finance with a minor in Spanish in 1989.



Wendell Brown

COO

Mr. Brown is an American computer scientist, entrepreneur and inventor best known for his innovations in Telecommunications and Internet Technology, Cybersecurity, and Smartphone App development.

Mr. Brown has founded multiple notable technology companies including: **Teleo**, an early competitor of **Skype**, acquired by **Microsoft**. **LiveOps**, served as its Chairman and CTO, **eVoice**, who supplied voicemail solutions to AT&T, MCI, AOL, later deployed as Google Voice, then acquired by **AOL Time-Warner**, **WalkSoftly**, acquired by **CyberMedia Inc**.

USE OF PROCEEDS

If the offering's maximum amount of $1,235,000 is raised:

Use	Value	% of Proceeds
BMX Platform Creation	$347,165	28.1%
General and Administrative	$296,880	24.0%
Support Services	$145,000	11.7%
Sales and Marketing	$145,440	11.8%
Finance, Legal, and Consulting	$240,000	19.4%
Intermediary fees	$60,515	4.9%

TERMS

This number includes all funds raised by the Company in this round on Netcapital. This is an offering of Common Stock, under registration exemption 4(a)(6), in Li3 Group, Inc.. This offering must reach its target of at least $10,000 by its offering deadline of December 31, 2024 at 11:59pm ET. If this offering does not reach its *target* by the offering deadline, then your money will be refunded.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

33,969,900 shares

× $2 per share

$67,939,800 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on November 2, 2023
- Form C/A on November 9, 2023
- Form C/A on January 16, 2024
- Form C/A on March 28, 2024
- Form C/A on April 30, 2024
- Form C/A on May 15, 2024
- Form C/A on June 4, 2024
- Form C/A on July 25, 2024

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Facebook

UPDATES

Aug 13, 2024 • Li3 Group's Recent Innovative Developments and...

Jul 25, 2024 • Filed Form C/A

Jun 4, 2024 • Filed Form C/A

May 20, 2024 • Li3 Group, Inc. brings a Game-Changing Solution...

May 15, 2024 • Filed Form C/A

Apr 30, 2024 • Filed Form C/A

Mar 28, 2024 • Filed Form C/A

Jan 16, 2024 • Filed Form C/A

Nov 9, 2023 • Filed Form C/A

Nov 2, 2023 • Primary offering of 617,500 shares at $2

Nov 2, 2023 • Filed Form C

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